UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 21, 2014

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events.

On November 21, 2014, Ensco plc increased the size of its commercial paper program to permit the issuance of commercial paper notes in an aggregate principal amount not to exceed $2.25 billion at any time outstanding. Prior to this increase, the commercial paper program permitted Ensco to issue commercial paper notes in an aggregate principal amount not to exceed $2.0 billion at any time outstanding.

The commercial paper notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from such registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any of Ensco’s commercial paper notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: November 24, 2014	/s/ ROBERT W. EDWARDS III Robert W. Edwards III Controller

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